                                                            Financial Statements
                                                                   Item 6(b) 1-A
                                                                    Page 1 of 36

                 Pennsylvania Electric Company and Subsidiaries
                           Consolidated Balance Sheets
                  Actual (unaudited) and Pro Forma (unaudited)
                                 March 31, 1999
                   -------------------------------------------

                                 (In Thousands)
ASSETS                                        Actual   Adjustments   Pro Forma
                                              ------   -----------   ---------
Utility Plant:
  Utility plant in service                 $ 2,357,242 $   (16,265) $ 2,340,977
  Accumulated depreciation                  (1,003,277)      5,446     (997,831)
                                            ----------  ----------   ----------
      Net utility plant in service           1,353,965     (10,819)   1,343,146
  Construction work in progress                 23,847        (465)      23,382
  Other, net                                    24,627         -         24,627
                                            ----------  ----------   ----------
      Net utility plant                      1,402,439     (11,284)  1,391,155
                                            ----------  ----------   ----------


Other Property and Investments:
  Nuclear decommissioning trusts,
   at market                                    82,099         -         82,099
  Other, net                                     2,290         -          2,290
                                            ----------  ----------   ----------
      Total other property and investments      84,389         -         84,389
                                            ----------  ----------   ----------


Current Assets:
  Cash and temporary cash investments           19,123     106,900      126,023
  Special deposits                             612,180         -        612,180
  Accounts receivable:
    Customers, net                              66,151         -         66,151
    Other                                       40,814         -         40,814
  Unbilled revenues                             32,947         -         32,947
  Materials and supplies, at average cost
   or less:
    Construction and maintenance                16,973         -         16,973
    Fuel                                         7,418         -          7,418
  Deferred income taxes                          7,589         -          7,589
  Prepayments                                   33,095         -         33,095
                                            ----------  ----------   ----------
         Total current assets                  836,290     106,900      943,190
                                            ----------  ----------   ----------


Deferred Debits and Other Assets:
  Regulatory assets, net:
    Competitive transition charge              321,922         -        321,922
    Other regulatory assets, net               635,197         -        635,197
  Deferred income taxes                      1,167,038      12,207    1,179,245
  Other                                         25,084         -         25,084
                                            ----------   ----------   ----------
      Total deferred debits and
       other assets                          2,149,241      12,207    2,161,448
                                            ----------  ----------   ----------


      Total Assets                         $ 4,472,359 $   107,823  $ 4,580,182
                                            ==========  ==========   ==========


The accompanying notes are an integral part of the consolidated financial statements.


                                                            Financial Statements
                                                                   Item 6(b) 1-A
                                                                    Page 2 of 36

                 Pennsylvania Electric Company and Subsidiaries
                           Consolidated Balance Sheets
                  Actual (unaudited) and Pro Forma (unaudited)
                                 March 31, 1999
                  -------------------------------------------

                                                                       (In Thousands)
LIABILITIES AND CAPITALIZATION                          Actual           Adjustments          Pro Forma
                                                        ------           -----------          ---------
Capitalization:
  Common stock                                       $   105,812         $       -           $   105,812
  Capital surplus                                        285,486                 -               285,486
  Retained earnings                                      252,264                (984)            251,280
  Accumulated other comprehensive income                   9,106                 -                 9,106
                                                      ----------          ----------          ----------
      Total common stockholder's equity                  652,668                (984)            651,684
  Cumulative preferred stock                                 -                   -                   -
  Company-obligated mandatorily redeemable
    preferred securities                                 105,000                 -               105,000
  Long-term debt                                         596,434                 -               596,434
                                                      ----------          ----------          ----------
      Total capitalization                             1,354,102                (984)          1,353,118
                                                      ----------          ----------          ----------


Current Liabilities:
  Securities due within one year                          80,012                 -                80,012
  Notes payable                                              -                63,900              63,900
  Obligations under capital leases                        12,275                 -                12,275
  Accounts payable:
    Affiliates                                            57,998                 -                57,998
    Other                                                 34,906                 446              35,352
  Taxes accrued                                          372,106              15,565             387,671
  Interest accrued                                        10,063               3,278              13,341
  Other                                                   22,174                 -                22,174
                                                       ----------         ----------          ----------
      Total current liabilities                          589,534              83,189             672,723
                                                      ----------          ----------          ----------


Deferred Credits and Other Liabilities:
  Deferred income taxes                                1,248,111              (3,734)          1,244,377
  Unamortized investment tax credits                      25,281                 (70)             25,211
  Three Mile Island Unit 2 future costs                  121,761                 -               121,761
  Nuclear fuel disposal fee                               16,254                 -                16,254
  Nonutility generation contract loss liability          994,700                 -               994,700
  Other                                                  122,616              29,422             152,038
                                                       ----------         ----------          ----------
      Total deferred credits and other liabilities     2,528,723              25,618           2,554,341
                                                      ----------          ----------          ----------






      Total Liabilities and Capitalization           $ 4,472,359         $   107,823         $ 4,580,182
                                                      ==========          ==========          ==========


The accompanying notes are an integral part of the consolidated financial statements.

                                                            Financial Statements
                                                                   Item 6(b) 1-A
                                                                    Page 3 of 36

                 Pennsylvania Electric Company and Subsidiaries
             Consolidated Statements of Income and Retained Earnings
                  Actual (unaudited) and Pro Forma (unaudited)
                   For The Twelve Months Ended March, 31, 1999
             --------------------------------------------------------
                                                    (In Thousands)
                                          Actual      Adjustments    Pro Forma

Operating Revenues                     $1,014,820   $      -         $1,014,820
                                        ---------     ---------       ---------

Operating Expenses:
  Fuel                                    170,658          -            170,658
  Power purchased and interchanged:
    Affiliates                              4,047          -              4,047
    Others                                217,712          -            217,712
  Other operation and maintenance         274,477          -            274,477
  Depreciation and amortization           107,209          -            107,209
  Taxes, other than income taxes           59,925          -             59,925
                                        ---------    ---------        ---------
       Total operating expenses           834,028          -            834,028
                                        ---------    ---------        ---------

Operating Income Before Income Taxes      180,792          -            180,792
  Income taxes                             32,445       (1,147)          31,298
                                        ---------    ---------        ----------
Operating Income                          148,347        1,147          149,494
                                        ---------    ---------        ---------

Other Income and Deductions:
  Other income, net                        32,401        1,905           34,306
  Income taxes                            (20,432)        (725)         (21,157)
                                        ---------    ---------        ---------
       Total other income and deductions   11,969        1,180           13,149
                                        ---------    ---------        ---------

Income Before Interest Charges            160,316        2,327          162,643
                                        ---------    ---------        ---------

Interest Charges:
  Long-term debt                           47,450          -             47,450
  Company-obligated mandatorily
   redeemable preferred securities          9,188          -              9,188
  Other interest                            7,955        3,278           11,233
  Allowance for borrowed funds used
   during construction                     (1,712)         -             (1,712)
                                        ---------    ---------        ---------
       Total interest charges              62,881        3,278           66,159
                                        ---------    ---------        ---------
Income Before Extraordinary Item           97,435         (951)          96,484
  Extraordinary item (net of income taxes
    $11,592)                              (18,950)         -            (18,950)
                                        ---------    ---------        ---------
Net Income                                 78,485         (951)          77,534
Preferred stock dividends                     733          -                733
Loss on preferred stock reacquisition         726          -                726
                                        ---------    ---------        ---------
Earnings Available for Common Stock    $   77,026   $     (951)      $   76,075
                                        =========    =========        =========

Retained Earnings:
Balance at beginning of period         $  420,237   $      (33)      $  420,204
  Net income                               78,485         (951)          77,534
  Cash dividends declared on
   common stock                          (245,000)         -           (245,000)
  Cash dividends declared on cumulative
   preferred stock                           (733)         -               (733)
  Loss on preferred stock reacquisition      (726)         -               (726)
  Other adjustments, net                        1          -                  1
                                         --------    ---------         ---------
Balance at end of period                $ 252,264   $     (984)       $  251,280
                                         ========    =========         =========

The accompanying notes are an integral part of the consolidated financial statements.

                                                            Financial Statements
                                                                   Item 6(b) 1-A
                                                                    Page 4 of 36


                 Pennsylvania Electric Company and Subsidiaries
                            Pro Forma Journal Entries
                 ----------------------------------------------

                                 (In Thousands)


                                              (1)

Construction work in progress                          $    446
         Accounts payable                                               $    446

To record budgeted plant additions for the period 4/1/99 through 6/30/99 (the assumed date of sale).


                                              (2)

Accumulated depreciation                               $     65
         Utility plant in service                                       $     65

To record expected plant retirements for the period 4/1/99 through 6/30/99(the assumed date of sale).


                                              (3)

Retained earnings                                      $     57
         Accumulated depreciation                                       $     57

To record the  balance  sheet  effect of
depreciation   expense  for  the  period
4/1/99 through 6/30/99 (the assumed date of sale).


                                              (4)

Taxes accrued                                          $     24
         Retained earnings                                              $     24

To record the balance sheet effect of
the income tax benefit (assuming combined state and federal tax rate of 41.44%)for the period 4/1/99 through 6/30/99 (the assumed date of sale).

                                                            Financial Statements
                                                                   Item 6(b) 1-A
                                                                    Page 5 of 36


                 Pennsylvania Electric Company and Subsidiaries
                            Pro Forma Journal Entries
                 ----------------------------------------------

                                 (In Thousands)


                                             (5)

Cash and temporary cash investments                   $ 43,000
         Electric plant purchased or sold                              $ 43,000

To record to account 102 the selling price of the Seneca plant.


                                             (6)

Accumulated depreciation                              $  5,438
Electric plant purchased or sold                        11,673
         Utility plant in service                                      $ 16,200
         Construction work in progress                                      911

To remove from the 102 account the book
value of the Seneca plant.


                                             (7)

Electric plant purchased or sold                      $ 31,327
         Other income, net                                             $ 31,327

To record the gain on the sale of the
Seneca plant.


                                             (8)

Income taxes (Other income & deduct.)                 $ 12,932
Unamortized investment tax credit                           70
Deferred income taxes (noncurrent liab.)                 3,734
         Taxes accrued                                                 $ 16,736

To record the income tax effect of the
Seneca sale.

                                                            Financial Statements
                                                                   Item 6(b) 1-A
                                                                    Page 6 of 36


                 Pennsylvania Electric Company and Subsidiaries
                            Pro Forma Journal Entries
                 ----------------------------------------------

                                 (In Thousands)


                                             (9)

Other income, net                                     $ 29,422
Deferred income taxes (noncurrent asset)                12,207
         Deferred credits - other                                       $ 29,422
         Income taxes (Other income & deduct.)                            12,207

To record deferred credits that will be
resolved during "phase II" restructuring proceeding.


                                            (10)

Cash and temporary cash investments                   $ 63,900
         Notes payable                                                  $ 63,900

To record the maximum liability associated with the proposed issuance by Penelec of $63.9 million of short-term debt.
(Proposed limit on short-term borrowings of $150 million less $86.1 million of short-term borrowings outstanding at
12/31/98) (SEC File No.70-7926).


                                            (11)

Other interest                                        $  3,278
         Interest accrued                                               $  3,278

To record the maximum interest related to the proposed issuance of short-term debt at an assumed rate of 5.13% (SEC
File No.70-7926).


                                            (12)

Taxes accrued                                         $  1,147
         Income taxes                                                   $  1,147

To  reflect   the  income  tax   benefit
associated   with   interest    payments
related to the proposed issuance of short-term debt (SEC File No.70-7926).